UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

VAPORIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard

Miami, FL 33137

(Address of Principal Executive Office) (Zip Code)

(305) 576-9298

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On April 1, 2014, Vaporin, Inc. (the “Company”) closed on a private placement of shares of the Company’s common stock to accredited investors at a price per share of $0.10. A subsequent closing took place on April 7, 2014. To date, the offering has generated gross proceeds to the Company of $2,429,965. As compensation for acting as placement agent for the offering, Chardan Capital Markets, LLC will receive a commission of 10% of the gross proceeds and a number of five-year warrants equal to 10% of the shares they sell. The placement agent is only receiving cash and warrants from sales made by it. To date, the Company has paid the placement agent $144,997 and was issued 1,449,965 five-year warrants exercisable at $0.10 per share. The Company agreed to provide certain registration rights to the investors. The net proceeds to the Company, after deducting placement agent fees and escrow expenses, were $2,282,468.

The securities described hereunder have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder.

A form of Securities Purchase Agreement and a form of Registration Rights Agreement are filed as exhibits under Item 9.01 and are incorporated herein by reference. The foregoing description of the offering is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K, and the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: April 7, 2014	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer